                                  EXHIBIT 11
                               PG&E CORPORATION
                   COMPUTATION OF EARNINGS PER COMMON SHARE
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
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                                                                                         Year ended December 31,
                                                                            ----------------------------------------
(in thousands, except per share amounts)                                            1998         1997          1996
--------------------------------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE (EPS) AS SHOWN
  IN THE STATEMENT OF CONSOLIDATED INCOME

Earnings available for common stock                                           $  719,488   $  715,940    $  722,096
                                                                              ==========   ==========    ==========
Average common shares outstanding                                                381,907      410,040       412,542
                                                                              ==========   ==========    ==========
Basic EPS                                                                     $     1.88   $     1.75    $     1.75
                                                                              ==========   ==========    ==========

DILUTED EPS (1)

Earnings available for common stock                                           $  719,488   $  715,940    $  722,096
                                                                              ==========   ==========    ==========
Average common shares outstanding                                                381,907      410,040       412,542
Add exercise of options, reduced by the
  number of shares that could have been
  purchased with the proceeds from
  such exercise (at average market price)                                          1,198          211             9
                                                                              ----------   ----------    ----------
Average common shares outstanding as
  adjusted                                                                       383,106      410,251       412,551
                                                                              ==========   ==========    ==========
Diluted EPS                                                                   $     1.88   $     1.75    $     1.75
                                                                              ==========   ==========    ==========
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(1) This presentation is submitted in accordance with Statement of Financial
Accounting Standards No. 128.